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EXHIBIT 99.1

       ACE ANNOUNCES THAT PAUL S. PICKARD AND ACE HAVE AGREED TO MUTUALLY
                  TERMINATE MR. PICKARD'S CONSULTING CONTRACT


VALLEY STREAM, NY -- March 17, 2008

Ace Marketing & Promotions, Inc. (OTC BB: AMKT) announced today that Paul S. Pickard and Ace have agreed to mutually terminate Mr. Pickard's consulting contract so that he can pursue other business interests that may be in conflict with Ace.

ABOUT ACE MARKETING

Ace Marketing & Promotions, Inc. is a premier Promotional Marketing solutions company. Its Corporate Overview is available at http://www.acemarketing.net on the "About Us" tab. In addition Ace has also added several new revenue stream models. The long-term strategic plan is for Ace find new opportunities while leveraging its core competencies.

For additional information, a copy of Ace's Form 8-K can be obtained on the Internet by going to www.acemarketing.net, clicking on links and then clicking on SEC Filings.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of
1995.

Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performances or achievements express or implied by such forward-looking statements. The forward-looking statements are subject to risks and uncertainties including, without limitation, changes in levels of competition, possible loss of customers, and the company's ability to attract and retain key personnel.


________________
CONTACT:
   Ace - Valley Stream, NY.
  Michael Trepeta, President - 516-256-7766